Exhibit 99

Contact:	Randall Oliver (media) (323) 869-7607 randall.oliver@smartandfinal.com Richard Phegley (investors) (323) 869-7779 rick.phegley@smartandfinal.com

SMART & FINAL REPORTS FOURTH QUARTER 2005

INCOME FROM CONTINUING OPERATIONS OF $9.4 MILLION

•	Fourth Quarter EPS from Continuing Operations of $0.29 Per Diluted Share

•	2.9 Percent Comparable Sales Growth In Fourth Quarter

•	Year-to-Date Operating Cash Flow of $60.5 Million

LOS ANGELES, February 14, 2006 – Smart & Final Inc. (NYSE – SMF) today reported sales for its twelve-week fourth quarter ended January 1, 2006 of $456.8 million, as compared with its 2004 thirteen-week fourth quarter sales of $471.2 million. On a common weekly basis, 2005 fourth quarter comparable store sales increased by 2.9 percent over the prior year period.

Income from continuing operations was $9.4 million for the fourth quarter of 2005, an increase of $4.8 million over the fourth quarter of 2004. Income from continuing operations for the fourth quarter of 2005 included $2.6 million, net of tax, related to the favorable adjustment to a litigation charge recorded in the third quarter of 2005. As adjusted for the partial reversal of the litigation charge net of tax, fourth quarter 2005 income from continuing operations was $6.8 million, or $0.21 per diluted share, as compared with $4.6 million, or $0.14 per diluted share, in the prior year’s fourth quarter. [This adjusted income from continuing operations and adjusted earnings per diluted share is a Non-GAAP financial measure as defined by SEC Regulation G. See attached reconciliation of the Non-GAAP Financial Measures.]

Etienne Snollaerts, president and chief executive officer stated, “Although comparisons with the prior year fourth quarter are a little more difficult because of a difference in the number of weeks, we had continuing good performance with total adjusted sales growth of 5.3 percent and comparable store sales growth of 2.9 percent. In both of our store formats we had growth in the average transaction amounts, despite a continued strong competitive environment and some deflationary price pressure.”

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Smart & Final Inc. Fourth Quarter 2005

Snollaerts continued, “In the fourth quarter we opened eight new stores, bringing the 2005 total new stores to 15, including two new stores in our successful Mexico joint venture operations. Also in the fourth quarter, we opened a new high velocity products distribution facility in Rancho Cucamonga, Calif., supporting store operations in our key Southern California markets. This facility is part of our strategic initiatives to better control distribution costs as the company continues to grow. In mid-2005 we implemented new supply chain software, which initially impacted our operating efficiency and store in-stock conditions. By the end of the year, we had restored shipment rates from our principal distribution center to prior levels, helping to improve our store in-stock conditions, although our warehouse labor productivity and per case costs continue to remain higher than target. Our actions to increase warehouse capacity and more fully utilize the capabilities of the supply chain system are key steps in an overall plan to become more efficient in 2006.”

Gross margin from continuing operations was $76.8 million for the fourth quarter of 2005 as compared with $80.2 million for the prior year fourth quarter. The year-to-year decrease of $3.4 million is largely due to one less week in the 2005 fourth quarter, and also from higher distribution expense. As a percentage of sales, gross margin was 16.8 percent for fourth quarter 2005 compared with 17.0 percent for fourth quarter 2004. The year-to-year decrease in gross margin rate was primarily due to increased distribution costs and higher occupancy costs resulting from new stores and remodels, partially offset by improved gross profit rates on sales.

As a percentage of sales, operating and administrative expenses decreased to 14.3 percent for the 2005 fourth quarter from 15.4 percent for the 2004 fourth quarter. The decrease as a percentage of sales was largely attributable to the favorable effects of lower incentive compensation costs and real estate gains realized in the fourth quarter of 2005, together with a $2.5 million pretax software impairment charge recorded in the fourth quarter of 2004, partially offset by increased store operating costs and information system costs in the current year’s fourth quarter. Total operating and administrative expenses from continuing operations were $65.3 million for the fourth quarter of 2005, as compared with $72.7 million for the prior year fourth quarter.

In the fourth quarter 2005, the company reversed $4.3 million pretax of a $19.0 million pretax litigation charge previously recorded in the third quarter 2005, associated with the settlement of a previously disclosed class action litigation matter. A court hearing to finalize the settlement of the

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Smart & Final Inc. Fourth Quarter 2005

litigation matter is scheduled to be held on February 16, 2006. Accordingly, the charge recorded by the company to date may be subject to further refinement and adjustment.

Interest expense decreased to $2.2 million for the 2005 fourth quarter as compared with $2.3 million for the prior year fourth quarter, primarily as a result of the shorter quarter in 2005. At the end of the fourth quarter 2005, the balance outstanding on the revolving credit facility was $20.0 million compared with $25.0 million at the end of the fourth quarter 2004.

Also in the fourth quarter 2005, the company revised its effective income tax rate for the full year 2005 to 36.7 percent, approximately 2.0 percentage points lower than the income tax provision rate recorded through the third quarter 2005. This change in the full year effective tax rate resulted in an effective tax rate in the fourth quarter of 33.9 percent.

Eight new stores were opened during the 2005 fourth quarter, in Gilroy, Calif., Modesto, Calif., San Rafael, Calif., Torrance, Calif., Whittier, Calif., Everett, Wash., and Tijuana and Mexicali, Mexico. The total number of new stores opened in 2005 was 15. Additionally, two stores were relocated during the year. At year-end 2005 the company operated 249 stores, compared with 234 stores at the end of 2004.

Full Year Results

For the full year 2005, 52-week sales were $2,002.9 million, an increase of $47.4 million or 2.4 percent over full year 2004 sales of $1,955.6 million based on a 53 week period. The total sales growth rate adjusted for the difference in weeks was approximately 4.4 percent. Full year 2005 comparable sales, adjusted for the effect of the extra week in 2004, increased 2.6 percent over the 2004 level.

Full-year gross margin from continuing operations decreased $5.0 million, or 1.5 percent, to $334.1 million for 2005 as compared with $339.1 million for 2004. As a percentage of sales, gross margin decreased to 16.7 percent for 2005 as compared with 17.3 percent for 2004 due primarily to higher distribution costs. As a percentage of sales, operating and administrative expenses decreased to 13.8 percent for 2005 as compared with 14.1 percent for 2004. Income from continuing operations for the full year 2005 was $22.0 million, or $0.69 per diluted share, which included a $14.7 pretax litigation charge. For the full year 2004, income from continuing operations was $31.5 million, or $0.99 per diluted share. As adjusted for the 2005 litigation charge net of tax, full year 2005 income from continuing operations was $30.8 million or $0.96 per diluted share. [This adjusted income from

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Smart & Final Inc. Fourth Quarter 2005

continuing operations and adjusted earnings per diluted share is a non-GAAP financial measure as defined by SEC Regulation G. See attached reconciliation of the Non-GAAP Financial Measures.]

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. currently operates 250 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Arizona, Nevada, Idaho and northern Mexico. For more information, visit the company’s website at www.smartandfinal.com.

A telephone conference call with Smart & Final’s senior management will be held on Wednesday February 15, 2006 at 8:00 a.m. Pacific Standard Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. Current and future operating trends and results may be impacted by important factors, including the implementation of key information system initiatives and their potential effect on company operations. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

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SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	January 1, 2006	January 2, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,887	$28,672
Accounts receivable, less allowance for doubtful accounts of $273 in 2005 and $254 in 2004	18,410	16,717
Inventories	158,553	142,360
Prepaid expenses and other current assets	16,333	16,428
Deferred tax assets	13,036	11,646
Assets of discontinued operations	2,129	2,129

Total current assets	240,348	217,952
Property, plant and equipment:
Land	70,860	66,275
Buildings and improvements	62,335	62,583
Leasehold improvements	137,467	125,206
Fixtures and equipment	209,751	194,554

	480,413	448,618
Less – Accumulated depreciation and amortization	221,951	197,443

Net property, plant and equipment	258,462	251,175
Assets under capital leases, net of accumulated amortization of $5,106 in 2005 and $7,669 in 2004	1,423	2,085
Goodwill	34,775	34,775
Deferred tax assets	28,749	18,237
Equity investment in joint venture	7,481	6,258
Cash held in real estate trust	120	116
Other assets	66,960	56,833

Total assets	$638,318	$587,431

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$54,076	$1,353
Notes payable to affiliate	33,146	—
Accounts payable	99,694	83,103
Accrued salaries and wages	19,898	19,882
Other accrued liabilities	56,251	48,147
Liabilities of discontinued operations	1,101	2,476

Total current liabilities	264,166	154,961
Long-term liabilities:
Obligations under capital leases	1,848	2,638
Bank debt	20,000	25,000
Notes payable	—	53,396
Notes payable to affiliate	—	33,133
Other long-term liabilities	35,086	30,324
Postretirement and postemployment benefits	43,275	35,566

Total long-term liabilities	100,209	180,057
Commitments and contingencies Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 31,903,478 shares issued and outstanding in 2005 and 30,752,118 in 2004)	319	308
Additional paid-in capital	231,775	219,768
Retained earnings	67,523	46,157
Accumulated other comprehensive loss	(15,822)	(12,361)
Notes receivable for common stock	(18)	(75)
Treasury stock, at cost, 729,475 shares in 2005 and 86,475 shares in 2004	(9,834)	(1,384)

Total stockholders’ equity	273,943	252,413

Total liabilities and stockholders’ equity	$638,318	$587,431

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended January 1, 2006	Thirteen Weeks Ended January 2, 2005	Fiscal Year Ended
			January 1, 2006	January 2, 2005
	(Unaudited)		(Unaudited)
Sales	$456,833	$471,151	$2,002,934	$1,955,579
Cost of sales, buying and occupancy	380,061	390,923	1,668,880	1,616,490

Gross margin	76,772	80,228	334,054	339,089
Operating and administrative expenses	65,312	72,723	276,756	276,655
Litigation and other charges	(4,300)	—	14,700	—

Income from operations	15,760	7,505	42,598	62,434
Interest expense, net	2,188	2,319	9,450	13,178

Income from continuing operations before income taxes	13,572	5,186	33,148	49,256
Income tax provision	(4,595)	(1,089)	(12,180)	(18,718)
Equity earnings of joint venture	408	508	1,060	993

Income from continuing operations	9,385	4,605	22,028	31,531
Discontinued operations, net of tax	(128)	(415)	(662)	(1,337)

Net income	$9,257	$4,190	$21,366	$30,194

Earnings (loss) per common share
Earnings per common share from continuing operations	$0.30	$0.15	$0.71	$1.04
Loss per common share from discontinued operations	—	(0.01)	(0.02)	(0.04)

Earnings per common share	$0.30	$0.14	$0.69	$1.00

Weighted average common shares	31,083,398	30,605,517	30,841,019	30,206,190

Earnings (loss) per common share, assuming dilution
Earnings per common share, assuming dilution, from continuing operations	$0.29	$0.14	$0.69	$0.99
Loss per common share, assuming dilution, from discontinued operations	—	(0.01)	(0.02)	(0.04)

Earnings per common share, assuming dilution	$0.29	$0.13	$0.66	$0.95

Weighted average common shares and common share equivalents	32,256,850	32,332,075	32,153,630	31,868,983

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AS A PERCENTAGE OF SALES

	Twelve Weeks Ended	Thirteen Weeks Ended	Fiscal Year Ended
	January 1, 2006	January 2, 2005	January 1, 2006	January 2, 2005
	(Unaudited)		(Unaudited)
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, buying and occupancy	83.2	83.0	83.3	82.7

Gross margin	16.8	17.0	16.7	17.3
Operating and administrative expenses	14.3	15.4	13.8	14.1
Litigation charge	(0.9)	—	0.7	—

Income from operations	3.4	1.6	2.1	3.2
Interest expense, net	0.5	0.5	0.5	0.7

Income from continuing operations before income taxes	3.0	1.1	1.7	2.5
Income tax provision	(1.0)	(0.2)	(0.6)	(1.0)
Equity earnings of joint venture	0.1	0.1	0.1	0.1

Income from continuing operations	2.1	1.0	1.1	1.6
Discontinued operations, net of tax	—	(0.1)	—	(0.1)

Net income	2.0%	0.9%	1.1%	1.5%

*	Totals may not aggregate due to rounding.

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SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Fiscal Year Ended
	January 1, 2006	January 2, 2005
	(Unaudited)
Cash Flows from Operating Activities:
Income from continuing operations	$22,028	$31,531
Adjustments to reconcile income from continuing operations to net cash provided by continuing activities:
Non-cash litigation charge, net of tax	8,799	—
Asset impairment, at gross	828	2,500
Gain on disposal of property, plant and equipment	(2,609)	(390)
Depreciation	18,319	17,951
Amortization	13,387	12,167
Amortization of deferred financing costs	335	1,358
Restricted stock and stock option expense	983	549
Deferred tax (benefit) provision	(6,691)	2,899
Equity earnings of joint venture	(1,060)	(993)
Decrease (increase) in:
Accounts receivable	(841)	(1,193)
Inventories	(16,193)	(18,933)
Prepaid expenses and other assets	54	9,731
Increase (decrease) in:
Accounts payable	16,591	(9,345)
Accrued salaries and wages	15	2,946
Other accrued liabilities	8,552	(9,108)

Net cash provided by continuing activities	62,497	41,670
Net cash used in discontinued activities	(2,038)	(4,340)

Net cash provided by operating activities	60,459	37,330

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(42,426)	(25,487)
Proceeds from disposal of property, plant and equipment	3,611	4,386
Investment in capitalized software	(11,843)	(12,080)
Change in cash held in real estate trust	(4)	14,241
Other	(434)	5,518

Net cash used in continuing activities	(51,096)	(13,422)
Net proceeds from divestitures	—	325
Net cash provided by discontinued activities	—	226

Net cash used in investing activities	(51,096)	(12,871)

Cash Flows from Financing Activities:
Payments on bank line of credit	(30,000)	(40,000)
Borrowings on bank line of credit	25,000	5,000
Payments on notes payable	(1,353)	(1,751)
Payments in connection with debt amendments	(215)	(1,070)
Stock repurchases	(2,428)	—
Proceeds from issuance of common stock, net of costs	2,848	5,442

Net cash used in financing activities	(6,148)	(32,379)

Increase (decrease) in cash and cash equivalents	3,215	(7,920)
Cash and cash equivalents at beginning of the period	28,672	36,592

Cash and cash equivalents at end of the period	$31,887	$28,672

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SMART & FINAL INC.

NON-GAAP FINANCIAL MEASURES

The following schedules contain supplemental information regarding our income from continuing operations for the twelve and fifty two weeks ended January 1, 2006 and the thirteen and fifty three weeks ended January 2, 2005, as adjusted for the exclusion of expenses associated with the litigation charge. This financial information is a non-GAAP financial measure as defined by SEC Regulation G. The GAAP financial measure most directly comparable is income from continuing operations unadjusted for these items. The reconciliation of each of the non-GAAP financial measures is as follows:

SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Quarter Ended

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended January 1, 2006			Thirteen Weeks Ended January 2, 2005
	GAAP (a)	Adjustments	Non-GAAP (b)	GAAP (a)
Sales	$456,833	$—	$456,833	$471,151
Cost of sales, buying and occupancy	380,061	—	380,061	390,923

Gross margin	76,772	—	76,772	80,228
Operating and administrative expenses	65,312	—	65,312	72,723
Litigation charge	(4,300)	4,300 (c)	—	—

Income from operations	15,760	(4,300)	11,460	7,505
Interest expense, net	2,188	—	2,188	2,319

Income from continuing operations before income taxes	13,572	(4,300)	9,272	5,186
Income taxes	(4,595)	1,726	(2,869)	(1,089)
Equity earnings in joint venture	408	—	408	508

Income from continuing operations	$9,385	$(2,574)	$6,811	$4,605

Earnings per common share, assuming dilution, from continuing operations	$0.29		$0.21	$0.14

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).

(b)	Non-GAAP amounts exclude expenses associated with the litigation charge.

(c)	Amount represents expenses associated with the litigation charge.

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SMART & FINAL INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Fiscal Years Ended

(dollars in thousands, except per share amounts)

	January 1, 2006				January 2, 2005
	GAAP (a)	Adjustments		Non-GAAP (b)	GAAP (a)
Sales	$2,002,934	$—		$2,002,934	$1,955,579
Cost of sales, buying and occupancy	1,668,880	—		1,668,880	1,616,490

Gross margin	334,054	—		334,054	339,089
Operating and administrative expenses	276,756	—		276,756	276,655
Litigation charge	14,700	(14,700	)(c)	—	—

Income from operations	42,598	14,700		57,298	62,434
Interest expense, net	9,450	—		9,450	13,178

Income from continuing operations before income taxes	33,148	14,700		47,848	49,256
Income taxes	(12,180)	(5,901)		(18,081)	(18,718)
Equity earnings in joint venture	1,060	—		1,060	993

Income from continuing operations	$22,028	$8,799		$30,827	$31,531

Earnings per common share, assuming dilution, from continuing operations	$0.69			$0.96	$0.99

(a)	Reflects operating results from continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”).

(b)	Non-GAAP amounts exclude expenses associated with the litigation charge.

(c)	Amount represents expenses associated with the litigation charge.

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